Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2016

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2016

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Per Share Related Information	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Loans	8
Allowance for Credit Losses	9
Nonperforming Assets	10-11
Accruing Loans Past Due	12

Business Segment Results:

Descriptions	13
Period End Employees	13
Income and Revenue	14
Retail Banking	15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Non-Strategic Assets Portfolio	19

Glossary of Terms	20-24

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 14, 2016. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to Third Quarter 2016 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Per Share Related Information	3
4	Average Consolidated Balance Sheet	4-5
5	Supplemental Average Balance Sheet Information	5
6	Details of Net Interest Margin	6
7	Total and Core Net Interest Income	7
8	Details of Net Interest Margin	7
9	Details of Core Net Interest Margin	7
10	Details of Loans	8
11	Change in Allowance for Loan and Lease Losses	9
12	Nonperforming Assets By Type	10
13	Change in Nonperforming Assets	11
14	Largest Individual Nonperforming Assets at September 30, 2016	11
15	Accruing Loans Past Due 30 To 59 Days	12
16	Accruing Loans Past Due 60 To 89 Days	12
17	Accruing Loans Past Due 90 Days or More	12
18	Period End Employees	13
19	Summary of Business Segment Income and Revenue	14
20	Retail Banking	15
21	Corporate & Institutional Banking	16
22	Asset Management Group	17
23	Residential Mortgage Banking	18
24	Non-Strategic Assets Portfolio	19

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Interest Income
Loans	$1,856	$1,829	$1,843	$1,806	$1,804	$5,528	$5,397
Investment securities	451	456	462	443	423	1,369	1,236
Other	101	99	102	109	114	302	332

Total interest income	2,408	2,384	2,407	2,358	2,341	7,199	6,965

Interest Expense
Deposits	107	104	105	106	107	316	297
Borrowed funds	206	212	204	160	172	622	482

Total interest expense	313	316	309	266	279	938	779

Net interest income	2,095	2,068	2,098	2,092	2,062	6,261	6,186

Noninterest Income
Asset management	404	377	341	399	376	1,122	1,168
Consumer services	348	354	337	349	341	1,039	986
Corporate services	389	403	325	394	384	1,117	1,097
Residential mortgage	160	165	100	113	125	425	453
Service charges on deposits	174	163	158	170	172	495	481
Net gains (losses) on sales of securities	7	4	9	2	(9)	20	41
Other	252	260	297	334	324	809	960

Total noninterest income	1,734	1,726	1,567	1,761	1,713	5,027	5,186

Total revenue	3,829	3,794	3,665	3,853	3,775	11,288	11,372
Provision For Credit Losses	87	127	152	74	81	366	181
Noninterest Expense
Personnel	1,239	1,226	1,145	1,252	1,222	3,610	3,579
Occupancy	215	215	221	208	209	651	634
Equipment	246	240	234	245	227	720	680
Marketing	72	61	54	56	64	187	193
Other	622	618	627	635	630	1,867	1,981

Total noninterest expense	2,394	2,360	2,281	2,396	2,352	7,035	7,067

Income before income taxes and noncontrolling interests	1,348	1,307	1,232	1,383	1,342	3,887	4,124
Income taxes	342	318	289	361	269	949	1,003

Net income	1,006	989	943	1,022	1,073	2,938	3,121

Less: Net income (loss) attributable to noncontrolling interests	18	23	19	14	18	60	23
Preferred stock dividends and discount accretion and redemptions (a)	64	43	65	43	64	172	182

Net income attributable to common shareholders	$924	$923	$859	$965	$991	$2,706	$2,916

Earnings Per Common Share
Basic	$1.87	$1.84	$1.70	$1.90	$1.93	$5.41	$5.64
Diluted	$1.84	$1.82	$1.68	$1.87	$1.90	$5.33	$5.52

Average Common Shares Outstanding
Basic	490	497	501	506	512	496	516
Diluted	496	503	507	513	520	502	525

Efficiency	63%	62%	62%	62%	62%	62%	62%
Noninterest income to total revenue	45%	45%	43%	46%	45%	45%	46%
Effective tax rate (b)	25.4%	24.3%	23.5%	26.1%	20.0%	24.4%	24.3%

(a)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.
(b)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015
Assets
Cash and due from banks (a)	$4,531	$4,196	$3,861	$4,065	$3,835
Federal funds sold and resale agreements (b)	718	1,476	1,123	1,369	1,534
Trading securities	2,612	2,006	1,884	1,726	1,901
Interest-earning deposits with banks (a) (c)	27,058	26,750	29,478	30,546	34,224
Loans held for sale (b)	2,053	2,296	1,541	1,540	2,060
Investment securities	78,514	71,801	72,569	70,528	68,066
Loans (b)	210,446	209,056	207,485	206,696	204,983
Allowance for loan and lease losses	(2,619)	(2,685)	(2,711)	(2,727)	(3,237)

Net loans (a)	207,827	206,371	204,774	203,969	201,746
Goodwill	9,103	9,103	9,103	9,103	9,103
Mortgage servicing rights	1,293	1,222	1,323	1,589	1,467
Other intangible assets	304	329	353	379	407
Equity investments (a) (d)	10,605	10,469	10,391	10,587	10,497
Other (a) (b)	24,730	25,316	24,585	23,092	27,285

Total assets	$369,348	$361,335	$360,985	$358,493	$362,125

Liabilities
Deposits
Noninterest-bearing	$82,159	$77,866	$78,151	$79,435	$78,239
Interest-bearing	177,736	171,912	172,208	169,567	166,740

Total deposits	259,895	249,778	250,359	249,002	244,979
Borrowed funds
Federal funds purchased and repurchase agreements	1,235	1,620	2,495	1,777	2,077
Federal Home Loan Bank borrowings	17,050	18,055	19,058	20,108	21,664
Bank notes and senior debt	22,431	23,588	21,594	21,298	19,749
Subordinated debt	8,708	8,764	8,707	8,556	9,242
Other (a) (b)	2,117	2,544	2,324	2,793	3,931

Total borrowed funds	51,541	54,571	54,178	54,532	56,663
Allowance for unfunded loan commitments and letters of credit	310	303	282	261	266
Accrued expenses (a)	5,226	5,080	4,850	4,975	5,185
Other (a)	5,531	4,904	4,988	3,743	8,754

Total liabilities	322,503	314,636	314,657	312,513	315,847

Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,709	2,709	2,708	2,708	2,708
Capital surplus - preferred stock	3,456	3,455	3,453	3,452	3,450
Capital surplus - common stock and other	12,703	12,653	12,586	12,745	12,675
Retained earnings	30,958	30,309	29,642	29,043	28,337
Accumulated other comprehensive income (loss)	646	736	532	130	615
Common stock held in treasury at cost: 54, 49, 43, 38 and 32 shares	(4,765)	(4,304)	(3,791)	(3,368)	(2,837)

Total shareholders’ equity	45,707	45,558	45,130	44,710	44,948
Noncontrolling interests	1,138	1,141	1,198	1,270	1,330

Total equity	46,845	46,699	46,328	45,980	46,278

Total liabilities and equity	$369,348	$361,335	$360,985	$358,493	$362,125

(a)	Amounts include consolidated variable interest entities. Our second quarter 2016 Form 10-Q included, and our third quarter 2016 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our second quarter 2016 Form 10-Q included, and our third quarter 2016 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $26.6 billion, $26.3 billion, $29.0 billion, $30.0 billion, and $33.8 billion as of September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Per Share Related Information (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Basic
Net income	$1,006	$989	$943	$1,022	$1,073	$2,938	$3,121
Less:
Net income (loss) attributable to noncontrolling interests	18	23	19	14	18	60	23
Preferred stock dividends and discount accretion and redemptions (a)	64	43	65	43	64	172	182

Net income attributable to common shareholders	924	923	859	965	991	2,706	2,916
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	7	6	6	4	—	19	2

Net income attributable to basic common shares	$917	$917	$853	$961	$991	$2,687	$2,914
Basic weighted-average common shares outstanding	490	497	501	506	512	496	516
Basic earnings per common share	$1.87	$1.84	$1.70	$1.90	$1.93	$5.41	$5.64
Diluted
Net income attributable to basic common shares	$917	$917	$853	$961	$991	$2,687	$2,914
Less: Impact of BlackRock earnings per share dilution	4	3	3	4	4	10	14

Net income attributable to diluted common shares	$913	$914	$850	$957	$987	$2,677	$2,900
Basic weighted-average common shares outstanding	490	497	501	506	512	496	516
Dilutive potential common shares	6	6	6	7	8	6	9

Diluted weighted-average common shares outstanding	496	503	507	513	520	502	525
Diluted earnings per common share	$1.84	$1.82	$1.68	$1.87	$1.90	$5.33	$5.52

(a)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Nine months ended
In millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,825	$24,856	$24,696	$23,777	$21,813	$25,129	$20,560
Non-agency	3,490	3,728	3,936	4,089	4,279	3,717	4,471
Commercial mortgage-backed	6,276	6,335	6,586	6,709	6,228	6,399	6,258
Asset-backed	5,823	5,672	5,486	5,280	5,287	5,661	5,219
U.S. Treasury and government agencies	9,929	9,673	9,936	8,996	6,558	9,846	5,640
Other	5,166	5,004	4,847	4,611	4,374	5,006	4,253

Total securities available for sale	56,509	55,268	55,487	53,462	48,539	55,758	46,401
Securities held to maturity
Residential mortgage-backed	10,521	10,215	9,906	9,345	8,352	10,215	7,865
Commercial mortgage-backed	1,666	1,755	1,821	1,878	1,927	1,747	2,009
Asset-backed	702	708	715	723	733	708	744
U.S. Treasury and government agencies	264	262	259	257	254	262	252
Other	1,983	1,986	2,081	2,193	2,268	2,016	2,307

Total securities held to maturity	15,136	14,926	14,782	14,396	13,534	14,948	13,177

Total investment securities	71,645	70,194	70,269	67,858	62,073	70,706	59,578
Loans
Commercial	100,320	99,991	99,068	98,212	97,926	99,795	98,053
Commercial real estate	29,034	28,659	27,967	26,714	25,228	28,555	24,659
Equipment lease financing	7,463	7,570	7,420	7,501	7,683	7,485	7,593
Consumer	57,163	57,467	58,212	59,108	59,584	57,612	60,426
Residential real estate	14,870	14,643	14,517	14,486	14,406	14,677	14,391

Total loans	208,850	208,330	207,184	206,021	204,827	208,124	205,122
Interest-earning deposits with banks	28,063	26,463	25,533	31,509	37,289	26,691	33,380
Loans held for sale	2,044	1,655	1,509	1,897	2,048	1,737	2,128
Federal funds sold and resale agreements	1,056	1,026	1,299	1,469	1,598	1,127	1,737
Other	5,074	4,768	4,956	5,109	5,033	4,933	5,183

Total interest-earning assets	316,732	312,436	310,750	313,863	312,868	313,318	307,128
Noninterest-earning assets:
Allowance for loan and lease losses	(2,675)	(2,712)	(2,711)	(3,204)	(3,265)	(2,699)	(3,297)
Cash and due from banks	4,128	3,938	3,919	4,115	3,890	3,996	3,969
Other	45,685	45,328	43,955	45,622	45,094	44,992	45,333

Total assets	$363,870	$358,990	$355,913	$360,396	$358,587	$359,607	$353,133

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 4: Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Nine months ended
In millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$70,076	$72,442	$76,392	$81,199	$84,554	$72,960	$82,151
Demand	53,428	52,218	49,770	47,778	46,390	51,854	46,269
Savings	31,791	28,131	23,343	17,851	14,150	27,770	13,663
Retail certificates of deposit	17,153	17,277	17,278	17,916	18,392	17,236	18,422
Time deposits in foreign offices and other time	1,757	1,779	2,040	2,709	2,361	1,815	2,285

Total interest-bearing deposits	174,205	171,847	168,823	167,453	165,847	171,635	162,790
Borrowed funds
Federal funds purchased and repurchase agreements	1,844	1,881	2,048	1,925	2,298	1,924	2,708
Federal Home Loan Bank borrowings	17,524	18,716	19,855	20,796	21,882	18,694	21,556
Bank notes and senior debt	22,896	22,375	20,690	20,458	19,455	21,990	17,087
Subordinated debt	8,356	8,336	8,317	8,600	8,882	8,337	8,862
Commercial paper	—	1	3	302	1,867	1	3,486
Other	2,361	2,324	2,713	2,932	3,147	2,465	3,319

Total borrowed funds	52,981	53,633	53,626	55,013	57,531	53,411	57,018

Total interest-bearing liabilities	227,186	225,480	222,449	222,466	223,378	225,046	219,808
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	78,303	75,775	77,306	79,479	77,553	77,133	75,359
Allowance for unfunded loan commitments and letters of credit	304	282	262	266	246	282	246
Accrued expenses and other liabilities	11,551	11,108	9,993	12,297	11,667	10,887	11,845
Equity	46,526	46,345	45,903	45,888	45,743	46,259	45,875

Total liabilities and equity	$363,870	$358,990	$355,913	$360,396	$358,587	$359,607	$353,133

(a) Calculated using average daily balances.

Table 5: Supplemental Average Balance Sheet Information (Unaudited)
	Three months ended					Nine months ended
In millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$174,205	$171,847	$168,823	$167,453	$165,847	$171,635	$162,790
Noninterest-bearing deposits	78,303	75,775	77,306	79,479	77,553	77,133	75,359

Total deposits	$252,508	$247,622	$246,129	$246,932	$243,400	$248,768	$238,149
Common shareholders’ equity	$41,940	$41,717	$41,281	$41,156	$40,910	$41,647	$40,778

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 6: Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Nine months ended
	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.39%	2.46%	2.57%	2.55%	2.47%	2.47%	2.52%
Non-agency	5.06%	4.79%	4.45%	4.90%	4.83%	4.75%	4.68%
Commercial mortgage-backed	2.47%	2.94%	2.79%	2.85%	3.20%	2.73%	3.14%
Asset-backed	2.31%	2.32%	2.19%	2.14%	2.15%	2.27%	2.12%
U.S. Treasury and government agencies	1.33%	1.50%	1.55%	1.09%	1.36%	1.46%	1.26%
Other	2.99%	3.02%	2.99%	3.11%	3.26%	3.00%	3.46%
Total securities available for sale	2.42%	2.54%	2.55%	2.53%	2.66%	2.50%	2.70%
Securities held to maturity
Residential mortgage-backed	2.71%	2.81%	3.02%	2.98%	3.05%	2.85%	3.07%
Commercial mortgage-backed	3.51%	3.61%	3.53%	3.67%	3.65%	3.55%	3.82%
Asset-backed	1.99%	1.91%	1.84%	1.61%	1.57%	1.91%	1.54%
U.S. Treasury and government agencies	3.81%	3.79%	3.80%	3.82%	3.82%	3.80%	3.80%
Other	6.58%	5.40%	5.35%	5.25%	5.23%	5.77%	5.19%
Total securities held to maturity	3.29%	3.22%	3.37%	3.36%	3.43%	3.29%	3.49%
Total investment securities	2.60%	2.68%	2.72%	2.71%	2.83%	2.67%	2.87%
Loans
Commercial	3.05%	3.08%	3.08%	2.97%	3.02%	3.07%	3.00%
Commercial real estate	3.23%	3.16%	3.51%	3.47%	3.35%	3.30%	3.52%
Equipment lease financing	4.06%	3.44%	3.40%	3.41%	3.42%	3.64%	3.45%
Consumer	4.32%	4.28%	4.29%	4.15%	4.18%	4.29%	4.17%
Residential real estate	4.60%	4.84%	4.74%	4.79%	4.76%	4.72%	4.85%
Total loans	3.57%	3.56%	3.60%	3.52%	3.54%	3.58%	3.55%
Interest-earning deposits with banks	.50%	.51%	.50%	.29%	.25%	.50%	.25%
Loans held for sale	4.07%	4.24%	4.34%	4.66%	4.23%	4.20%	4.25%
Federal funds sold and resale agreements	.59%	.55%	.47%	.29%	.33%	.53%	.25%
Other	3.44%	4.02%	4.23%	4.83%	5.33%	3.89%	5.13%
Total yield on interest-earning assets	3.07%	3.10%	3.15%	3.03%	3.02%	3.11%	3.08%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.19%	.20%	.22%	.25%	.29%	.20%	.27%
Demand	.08%	.08%	.07%	.06%	.06%	.07%	.05%
Savings	.40%	.39%	.39%	.33%	.18%	.40%	.17%
Retail certificates of deposit	.70%	.70%	.70%	.69%	.68%	.70%	.69%
Time deposits in foreign offices and other time	.24%	.24%	.27%	.16%	.17%	.25%	.18%
Total interest-bearing deposits	.25%	.24%	.25%	.25%	.26%	.25%	.24%
Borrowed funds
Federal funds purchased and repurchase agreements	.32%	.29%	.26%	.14%	.14%	.29%	.13%
Federal Home Loan Bank borrowings	.86%	.80%	.68%	.52%	.49%	.78%	.47%
Bank notes and senior debt	1.50%	1.62%	1.66%	1.11%	1.27%	1.59%	1.27%
Subordinated debt	3.06%	3.26%	3.29%	2.65%	2.81%	3.20%	2.69%
Commercial paper	—	.55%	.40%	.39%	.38%	.43%	.35%
Other	2.27%	2.29%	1.99%	2.16%	2.03%	2.17%	1.99%
Total borrowed funds	1.53%	1.57%	1.51%	1.15%	1.18%	1.54%	1.12%
Total rate on interest-bearing liabilities	.54%	.56%	.55%	.47%	.49%	.55%	.47%

Interest rate spread	2.53%	2.54%	2.60%	2.56%	2.53%	2.56%	2.61%
Impact of noninterest-bearing sources (b)	.15	.16	.15	.14	.14	.15	.13

Net interest margin	2.68%	2.70%	2.75%	2.70%	2.67%	2.71%	2.74%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest yields for all earning assets, interest income includes the effects of taxable-equivalent adjustments using a statutory federal income tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, were $49 million, $48 million, $48 million, $48 million and $50 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2016 and September 30, 2015 were $145 million and $148 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Table 7: Total and Core Net Interest Income (Non-GAAP)

	Three months ended					Nine months ended
In millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Core net interest income (Non-GAAP) (a)	$2,033	$2,004	$2,012	$2,002	$1,972	$6,049	$5,857
Total purchase accounting accretion
Scheduled accretion net of contractual interest	39	45	52	64	71	136	249
Excess cash recoveries (b)	23	19	34	26	19	76	80

Total purchase accounting accretion (c)	62	64	86	90	90	212	329

Total net interest income	$2,095	$2,068	$2,098	$2,092	$2,062	$6,261	$6,186

(a)	We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.
(b)	Relates to excess cash recoveries for purchased impaired commercial loans.
(c)	Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans.

Table 8: Details of Net Interest Margin (d)

	Three months ended					Nine months ended
	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.60%	2.68%	2.72%	2.71%	2.83%	2.67%	2.87%
Total loans	3.57%	3.56%	3.60%	3.52%	3.54%	3.58%	3.55%
Other	1.12%	1.18%	1.23%	1.08%	.99%	1.17%	1.05%
Total yield on interest-earning assets	3.07%	3.10%	3.15%	3.03%	3.02%	3.11%	3.08%
Rate on interest-bearing liabilities
Total interest-bearing deposits	.25%	.24%	.25%	.25%	.26%	.25%	.24%
Total borrowed funds	1.53%	1.57%	1.51%	1.15%	1.18%	1.54%	1.12%
Total rate on interest-bearing liabilities	.54%	.56%	.55%	.47%	.49%	.55%	.47%
Interest rate spread	2.53%	2.54%	2.60%	2.56%	2.53%	2.56%	2.61%
Impact of noninterest-bearing sources	.15	.16	.15	.14	.14	.15	.13

Net interest margin	2.68%	2.70%	2.75%	2.70%	2.67%	2.71%	2.74%

(d)	See note (a) on page 6.

Table 9: Details of Core Net Interest Margin (Non-GAAP) (e)

	Three months ended					Nine months ended
	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.57%	2.64%	2.68%	2.66%	2.77%	2.63%	2.81%
Total loans	3.43%	3.42%	3.42%	3.34%	3.36%	3.42%	3.33%
Other	1.11%	1.18%	1.24%	1.06%	.99%	1.17%	1.05%
Total yield on interest-earning assets	2.97%	3.00%	3.02%	2.90%	2.89%	3.00%	2.92%
Rate on interest-bearing liabilities
Total interest-bearing deposits	.25%	.24%	.25%	.26%	.26%	.25%	.25%
Total borrowed funds	1.38%	1.44%	1.38%	1.02%	1.06%	1.40%	1.01%
Total rate on interest-bearing liabilities	.51%	.53%	.52%	.44%	.46%	.52%	.45%
Interest rate spread	2.46%	2.47%	2.50%	2.46%	2.43%	2.48%	2.47%
Impact of noninterest-bearing sources	.15	.16	.15	.14	.14	.15	.13

Core net interest margin (Non-GAAP)	2.61	2.63	2.65	2.60	2.57	2.63	2.60
Purchase accounting accretion impact on net interest margin	.07	.07	.10	.10	.10	.08	.14

Net interest margin (f)	2.68%	2.70%	2.75%	2.70%	2.67%	2.71%	2.74%

(e)	We believe that core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.
(f)	See note (a) on page 6.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Table 10: Details of Loans (Unaudited)

In millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015
Commercial
Retail/wholesale trade	$17,211	$16,786	$16,736	$16,661	$16,986
Manufacturing	19,813	19,665	20,104	19,014	19,649
Service providers	14,159	14,258	14,141	13,970	13,550
Real estate related (a)	12,045	11,965	12,153	11,659	11,492
Financial services	7,203	7,400	6,084	7,234	5,511
Health care	9,148	9,092	9,106	9,210	9,397
Other industries	21,933	21,396	20,992	20,860	20,842

Total commercial	101,512	100,562	99,316	98,608	97,427

Commercial real estate
Real estate projects (b)	16,851	16,468	16,199	15,697	15,333
Commercial mortgage	12,422	12,372	12,031	11,771	10,760

Total commercial real estate	29,273	28,840	28,230	27,468	26,093

Equipment lease financing	7,378	7,620	7,584	7,468	7,644

Total commercial lending	138,163	137,022	135,130	133,544	131,164

Consumer
Home equity
Lines of credit	18,014	18,203	18,458	18,828	19,309
Installment	12,418	12,680	13,000	13,305	13,697
Credit card	5,029	4,896	4,746	4,862	4,600
Other consumer
Education	5,337	5,482	5,701	5,881	6,070
Automobile	11,898	11,449	11,177	11,157	11,039
Other	4,446	4,525	4,601	4,708	4,612

Total consumer	57,142	57,235	57,683	58,741	59,327

Residential real estate
Residential mortgage	14,915	14,562	14,425	14,162	14,038
Residential construction	226	237	247	249	454

Total residential real estate	15,141	14,799	14,672	14,411	14,492

Total consumer lending	72,283	72,034	72,355	73,152	73,819

Total loans (c)	$210,446	$209,056	$207,485	$206,696	$204,983

(a)	Includes loans to customers in the real estate and construction industries.
(b)	Includes both construction loans and intermediate financing for projects.
(c)	Includes purchased impaired loans of $3.1 billion, $3.2 billion, $3.4 billion, $3.5 billion and $4.2 billion at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses (Unaudited)

Table 11: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015
Beginning balance	$2,685	$2,711	$2,727	$3,237	$3,272
Gross charge-offs:
Commercial	(107)	(86)	(78)	(61)	(63)
Commercial real estate	(2)	(10)	(10)	(15)	(4)
Equipment lease financing	(1)	(2)	(1)	(3)	(1)
Home equity	(39)	(28)	(48)	(42)	(37)
Residential real estate	(3)	—	(8)	(7)	(11)
Credit card	(39)	(41)	(42)	(39)	(37)
Other consumer	(52)	(46)	(49)	(49)	(44)

Total gross charge-offs	(243)	(213)	(236)	(216)	(197)
Recoveries:
Commercial	26	28	33	31	42
Commercial real estate	12	13	12	20	11
Equipment lease financing	7	1	1	1	1
Home equity	25	17	21	24	25
Residential real estate	2	2	3	3	4
Credit card	5	5	4	5	5
Other consumer	12	13	13	12	13

Total recoveries	89	79	87	96	101
Net (charge-offs) / recoveries:
Commercial	(81)	(58)	(45)	(30)	(21)
Commercial real estate	10	3	2	5	7
Equipment lease financing	6	(1)	—	(2)	—
Home equity	(14)	(11)	(27)	(18)	(12)
Residential real estate	(1)	2	(5)	(4)	(7)
Credit card	(34)	(36)	(38)	(34)	(32)
Other consumer	(40)	(33)	(36)	(37)	(31)

Total net charge-offs	(154)	(134)	(149)	(120)	(96)
Provision for credit losses	87	127	152	74	81
Net recoveries / (write-offs) of purchased impaired loans	7	3	1	(468)
Other	1	(1)	1	(1)
Net change in allowance for unfunded loan commitments and letters of credit	(7)	(21)	(21)	5	(20)

Ending balance	$2,619	$2,685	$2,711	$2,727	$3,237

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.29%	.26%	.29%	.23%	.19%
Allowance for loan and lease losses to total loans (a)	1.24	1.28	1.31	1.32	1.58
Commercial lending net charge-offs	$(65)	$(56)	$(43)	$(27)	$(14)
Consumer lending net charge-offs	(89)	(78)	(106)	(93)	(82)

Total net charge-offs	$(154)	$(134)	$(149)	$(120)	$(96)
Net charge-offs to average loans
Commercial lending	.19%	.17%	.13%	.08%	.04%
Consumer lending	.49%	.44%	.59%	.50%	.44%

(a)	See our 2015 Form 10-K for information on our change in derecognition policy effective December 31, 2015 for certain purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited)

Table 12: Nonperforming Assets by Type

In millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$59	$80	$50	$55	$41
Manufacturing	43	69	83	79	73
Service providers	43	69	76	68	57
Real estate related (a)	68	73	36	40	45
Financial services	1	1	1	1	3
Health care	22	26	32	32	26
Other industries	285	288	274	76	56

Total commercial	521	606	552	351	301

Commercial real estate	152	143	160	187	212
Equipment lease financing	18	19	20	7	7

Total commercial lending	691	768	732	545	520

Consumer lending (b)
Home equity	895	926	957	977	1,029
Residential real estate	502	513	536	549	571
Credit card	4	4	4	3	3
Other consumer	54	53	52	52	54

Total consumer lending	1,455	1,496	1,549	1,581	1,657

Total nonperforming loans (c)	2,146	2,264	2,281	2,126	2,177

OREO and foreclosed assets
Other real estate owned (OREO)	217	239	259	279	293
Foreclosed and other assets	12	12	12	20	20

Total OREO and foreclosed assets (d)	229	251	271	299	313

Total nonperforming assets	$2,375	$2,515	$2,552	$2,425	$2,490

Nonperforming loans to total loans	1.02%	1.08%	1.10%	1.03%	1.06%
Nonperforming assets to total loans, OREO and foreclosed assets	1.13%	1.20%	1.23%	1.17%	1.21%
Nonperforming assets to total assets	.64%	.70%	.71%	.68%	.69%
Allowance for loan and lease losses to nonperforming loans (e) (f)	122%	119%	119%	128%	149%

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(d)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.4 billion, $.4 billion, $.5 billion, $.6 billion and $.6 billion at September 30, 2016, June 30, 2016, March 31, 2015, December 31, 2015 and September 30, 2015, which included $.3 billion, for all respective periods, of loans that are government insured/guaranteed.
(e)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.
(f)	See our 2015 Form 10-K for information on our change in derecognition policy effective December 31, 2015 for certain purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited) (Continued)

Table 13: Change in Nonperforming Assets

In millions	July 1, 2016 - September 30, 2016	April 1, 2016 - June 30, 2016	January 1, 2016 - March 31, 2016	October 1, 2015 - December 31, 2015	July 1, 2015 - September 30, 2015
Beginning balance	$2,515	$2,552	$2,425	$2,490	$2,578
New nonperforming assets	370	405	542	370	381
Charge-offs and valuation adjustments	(153)	(158)	(161)	(132)	(114)
Principal activity, including paydowns and payoffs	(171)	(149)	(98)	(143)	(167)
Asset sales and transfers to loans held for sale	(113)	(76)	(90)	(68)	(106)
Returned to performing status	(73)	(59)	(66)	(92)	(82)

Ending balance	$2,375	$2,515	$2,552	$2,425	$2,490

Table 14: Largest Individual Nonperforming Assets at September 30, 2016 (a)

In millions
Ranking	Outstandings	Industry
1	$50	Mining, Quarrying, Oil and Gas Extraction
2	40	Real Estate, Rental and Leasing
3	37	Mining, Quarrying, Oil and Gas Extraction
4	32	Real Estate, Rental and Leasing
5	30	Mining, Quarrying, Oil and Gas Extraction
6	27	Mining, Quarrying, Oil and Gas Extraction
7	25	Mining, Quarrying, Oil and Gas Extraction
8	24	Mining, Quarrying, Oil and Gas Extraction
9	21	Wholesale Trade
10	20	Mining, Quarrying, Oil and Gas Extraction

Total	$306

As a percent of total nonperforming assets 13%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited)

Table 15: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015
Commercial	$64	$61	$85	$69	$56	.06%	.06%	.09%	.07%	.06%
Commercial real estate	26	5	6	10	32	.09%	.02%	.02%	.04%	.12%
Equipment lease financing	1	1	21	19	2	.01%	.01%	.28%	.25%	.03%
Home equity	55	63	57	63	69	.18%	.20%	.18%	.20%	.21%
Residential real estate
Non government insured	60	71	77	86	84	.40%	.48%	.52%	.60%	.58%
Government insured	50	57	62	56	62	.33%	.39%	.42%	.39%	.43%
Credit card	28	25	25	28	26	.56%	.51%	.53%	.58%	.57%
Other consumer
Non government insured	66	71	57	64	58	.30%	.33%	.27%	.29%	.27%
Government insured	104	110	116	116	119	.48%	.51%	.54%	.53%	.55%

Total	$454	$464	$506	$511	$508	.22%	.22%	.24%	.25%	.25%

Table 16: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015
Commercial	$24	$34	$18	$32	$39	.02%	.03%	.02%	.03%	.04%
Commercial real estate	1	11	1	4	17	.00%	.04%	.00%	.01%	.07%
Equipment lease financing	2	4		2		.03%	.05%		.03%
Home equity	27	27	27	30	31	.09%	.09%	.09%	.09%	.09%
Residential real estate
Non government insured	20	18	17	20	18	.13%	.12%	.12%	.14%	.12%
Government insured	51	47	44	45	40	.34%	.32%	.30%	.31%	.28%
Credit card	19	17	17	19	18	.38%	.35%	.36%	.39%	.39%
Other consumer
Non government insured	24	21	21	21	22	.11%	.10%	.10%	.10%	.10%
Government insured	68	64	64	75	80	.31%	.30%	.30%	.34%	.37%

Total	$236	$243	$209	$248	$265	.11%	.12%	.10%	.12%	.13%

Table 17: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Sept. 30 2015
Commercial	$37	$38	$39	$45	$36	.04%	.04%	.04%	.05%	.04%
Residential real estate
Non government insured	18	23	23	21	27	.12%	.16%	.16%	.15%	.19%
Government insured	478	466	483	545	558	3.16%	3.15%	3.29%	3.78%	3.85%
Credit card	31	30	32	33	30	.62%	.61%	.67%	.68%	.65%
Other consumer
Non government insured	13	13	12	17	15	.06%	.06%	.06%	.08%	.07%
Government insured	189	184	193	220	224	.87%	.86%	.90%	1.01%	1.03%

Total	$766	$754	$782	$881	$890	.36%	.36%	.38%	.43%	.43%

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory, equity capital markets advisory activities and related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including wealth strategy, investment management, private banking, tax and estate planning guidance, performance reporting and personal administration services to ultra high net worth families. Institutional asset management provides investment management, custody administration and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on PNC’s balance sheet. Loan sales are primarily to secondary mortgage conduits of Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit, and a small commercial/commercial real estate loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics and advisory services and solutions to a broad base of institutional investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At September 30, 2016, our economic interest in BlackRock was 22%.

Table 18: Period End Employees

	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015
Full-time employees
Retail Banking	21,654	21,649	21,903	21,896	21,960
Other full-time employees	27,597	27,365	27,331	27,252	27,639

Total full-time employees	49,251	49,014	49,234	49,148	49,599

Part-time employees
Retail Banking	2,354	2,595	2,684	2,877	2,985
Other part-time employees	438	781	462	488	564

Total part-time employees	2,792	3,376	3,146	3,365	3,549

Total	52,043	52,390	52,380	52,513	53,148

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 19: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
In millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Income (Loss)
Retail Banking	$223	$307	$268	$213	$251	$798	$694
Corporate & Institutional Banking	537	490	431	539	502	1,458	1,492
Asset Management Group	58	48	49	51	44	155	143
Residential Mortgage Banking	13	46	(13)	(17)	(4)	46	43
Non-Strategic Assets Portfolio	54	29	52	96	68	135	205
Other, including BlackRock (b) (c)	121	69	156	140	212	346	544

Net income	$1,006	$989	$943	$1,022	$1,073	$2,938	$3,121

Revenue
Retail Banking	$1,647	$1,682	$1,650	$1,645	$1,643	$4,979	$4,804
Corporate & Institutional Banking	1,390	1,387	1,304	1,419	1,363	4,081	4,010
Asset Management Group	294	289	280	288	278	863	873
Residential Mortgage Banking	191	210	130	155	166	531	579
Non-Strategic Assets Portfolio	80	78	97	109	106	255	336
Other, including BlackRock (b) (c)	227	148	204	237	219	579	770

Total revenue	$3,829	$3,794	$3,665	$3,853	$3,775	$11,288	$11,372

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our third quarter 2016 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 20: Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Income Statement
Net interest income	$1,120	$1,118	$1,113	$1,074	$1,069	$3,351	$3,152
Noninterest income	527	564	537	571	574	1,628	1,652

Total revenue	1,647	1,682	1,650	1,645	1,643	4,979	4,804
Provision for credit losses	104	29	77	108	57	210	151
Noninterest expense	1,191	1,168	1,150	1,203	1,190	3,509	3,558

Pretax earnings	352	485	423	334	396	1,260	1,095
Income taxes	129	178	155	121	145	462	401

Earnings	$223	$307	$268	$213	$251	$798	$694

Average Balance Sheet
Loans
Consumer
Home equity	$26,005	$26,308	$26,743	$27,202	$27,508	$26,351	$27,810
Automobile	11,353	10,978	10,787	10,608	10,440	11,040	10,374
Education	5,454	5,642	5,865	6,026	6,197	5,653	6,402
Credit cards	4,943	4,788	4,722	4,675	4,537	4,818	4,476
Other	1,783	1,793	1,823	1,870	1,884	1,800	1,886

Total consumer	49,538	49,509	49,940	50,381	50,566	49,662	50,948
Commercial and commercial real estate	11,937	12,319	12,551	12,588	12,611	12,268	12,744
Residential mortgage	508	536	596	609	649	546	704

Total loans	$61,983	$62,364	$63,087	$63,578	$63,826	$62,476	$64,396
Total assets	$71,219	$71,544	$72,216	$72,677	$72,916	$71,658	$73,430

Deposits
Noninterest-bearing demand	$27,523	$26,945	$26,209	$26,395	$24,018	$26,895	$23,353
Interest-bearing demand	38,539	38,897	37,860	36,726	35,918	38,432	36,009
Money market	44,243	47,072	50,405	53,981	56,163	47,230	54,775
Savings	29,268	26,128	21,780	16,991	13,914	25,738	13,471
Certificates of deposit	14,631	15,048	15,350	15,789	16,234	15,008	16,763

Total deposits	$154,204	$154,090	$151,604	$149,882	$146,247	$153,303	$144,371

Performance Ratios
Return on average assets	1.24%	1.72%	1.51%	1.16%	1.37%	1.49%	1.26%
Noninterest income to total revenue	32%	34%	33%	35%	35%	33%	34%
Efficiency	72%	69%	70%	73%	72%	70%	74%

Supplemental Noninterest Income Information
Service charges on deposits	$168	$155	$151	$164	$165	$474	$459
Brokerage	$73	$74	$75	$72	$74	$222	$212
Consumer services	$267	$271	$254	$268	$260	$792	$747

Other information (b)
Customer-related statistics (average):
Non-teller deposit transactions (c)	50%	48%	47%	46%	45%	49%	43%
Digital consumer customers (d)	59%	57%	56%	55%	53%	57%	52%

Credit-related statistics:
Nonperforming assets	$970	$995	$1,023	$1,045	$1,092
Net charge-offs	$89	$75	$96	$93	$66	$260	$251

Other statistics:
ATMs	9,045	8,993	8,940	8,956	8,996
Branches (e)	2,600	2,601	2,613	2,616	2,645
Universal branches (f)	475	467	362	359	355
Brokerage account client assets (billions) (g)	$44	$44	$43	$43	$42

(a)	See note (a) on page 14.
(b)	Presented as of period end, except for customer-related statistics which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs, which are for the three months and nine months ended, respectively.
(c)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(d)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.
(e)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(f)	Included in total branches, represents branches operating under our Universal model.
(g)	Amounts include cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 21: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Income Statement
Net interest income	$873	$854	$870	$881	$887	$2,597	$2,613
Noninterest income	517	533	434	538	476	1,484	1,397

Total revenue	1,390	1,387	1,304	1,419	1,363	4,081	4,010
Provision for credit losses	12	69	107	23	46	188	83
Noninterest expense	555	549	521	554	533	1,625	1,594

Pretax earnings	823	769	676	842	784	2,268	2,333
Income taxes	286	279	245	303	282	810	841

Earnings	$537	$490	$431	$539	$502	$1,458	$1,492

Average Balance Sheet
Loans held for sale	$994	$801	$708	$944	$826	$835	$973
Loans
Commercial	$88,481	$87,741	$86,645	$85,750	$85,452	$87,625	$85,304
Commercial real estate	26,866	26,497	25,817	24,520	22,965	26,395	22,536
Equipment lease financing	6,817	6,929	6,783	6,865	7,052	6,843	6,965

Total commercial lending	122,164	121,167	119,245	117,135	115,469	120,863	114,805
Consumer	394	441	499	553	694	445	971

Total loans	$122,558	$121,608	$119,744	$117,688	$116,163	$121,308	$115,776
Total assets	$139,806	$138,305	$135,521	$133,083	$131,613	$137,884	$131,678

Deposits
Noninterest-bearing demand	$45,957	$44,213	$46,962	$48,763	$49,584	$45,712	$48,168
Money market	21,979	21,141	21,229	21,788	22,942	21,452	22,319
Other	15,041	12,958	11,316	11,414	10,578	13,111	9,776

Total deposits	$82,977	$78,312	$79,507	$81,965	$83,104	$80,275	$80,263

Performance Ratios
Return on average assets	1.52%	1.42%	1.29%	1.61%	1.51%	1.41%	1.51%
Noninterest income to total revenue	37%	38%	33%	38%	35%	36%	35%
Efficiency	40%	40%	40%	39%	39%	40%	40%

Other Information
Commercial loan servicing portfolio (in billions) (b) (c)	$461	$459	$453	$447	$441
Consolidated revenue from: (d)
Treasury Management (e)	$400	$385	$377	$389	$346	$1,162	$999
Capital Markets (e)	$213	$235	$152	$221	$207	$600	$592
Commercial mortgage banking activities
Commercial mortgage loans held for sale (f)	$27	$24	$26	$46	$21	$77	$94
Commercial mortgage loan servicing income (g)	66	66	66	70	70	198	191
Commercial mortgage servicing rights valuation, net of economic hedge (h)	1	20	1	3	1	22	25

Total	$94	$110	$93	$119	$92	$297	$310
Average Loans (by C&IB business)
Corporate Banking	$58,238	$57,700	$56,166	$56,784	$57,685	$57,372	$58,108
Real Estate	36,721	36,193	35,784	33,361	31,356	36,235	30,621
Business Credit	14,772	14,865	14,672	14,945	14,678	14,770	14,503
Equipment Finance	11,125	11,143	11,014	10,948	10,990	11,094	10,956
Other	1,702	1,707	2,108	1,650	1,454	1,837	1,588

Total average loans	$122,558	$121,608	$119,744	$117,688	$116,163	$121,308	$115,776
Net carrying amount of commercial mortgage servicing rights (c)	$473	$448	$460	$526	$505
Credit-related statistics:
Nonperforming assets (c)	$671	$752	$701	$518	$484
Net charge-offs	$69	$59	$41	$24	$26	$169	$6

(a)	See note (a) on page 14.
(b)	Represents loans serviced for PNC and others.
(c)	Presented as of period end.
(d)	Represents consolidated PNC amounts.
(e)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(f)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(g)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(h)	Includes amounts reported in corporate service fees.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 22: Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Income Statement
Net interest income	$74	$76	$77	$77	$71	$227	$215
Noninterest income	220	213	203	211	207	636	658

Total revenue	294	289	280	288	278	863	873
Provision for credit losses (benefit)	(3)	6	(3)	(2)	(2)	—	11
Noninterest expense	206	206	206	210	211	618	636

Pretax earnings	91	77	77	80	69	245	226
Income taxes	33	29	28	29	25	90	83

Earnings	$58	$48	$49	$51	$44	$155	$143

Average Balance Sheet
Loans
Consumer	$5,350	$5,501	$5,630	$5,653	$5,630	$5,493	$5,656
Commercial and commercial real estate	721	769	788	817	865	759	901
Residential mortgage	1,069	1,023	1,003	979	939	1,032	899

Total loans	$7,140	$7,293	$7,421	$7,449	$7,434	$7,284	$7,456
Total assets	$7,588	$7,756	$7,887	$7,917	$7,902	$7,743	$7,922

Deposits
Noninterest-bearing demand	$1,426	$1,393	$1,407	$1,466	$1,220	$1,409	$1,207
Interest-bearing demand	3,845	4,085	4,280	4,199	4,125	4,069	4,126
Money market	3,850	4,229	4,758	5,426	5,462	4,278	5,072
Savings	2,524	2,002	1,563	859	236	2,032	193
Other	275	279	275	266	269	275	279

Total deposits	$11,920	$11,988	$12,283	$12,216	$11,312	$12,063	$10,877

Performance Ratios
Return on average assets	3.03%	2.48%	2.52%	2.56%	2.21%	2.68%	2.41%
Noninterest income to total revenue	75%	74%	73%	73%	74%	74%	75%
Efficiency	70%	71%	74%	73%	76%	72%	73%

Other Information
Nonperforming assets (b)	$51	$48	$54	$53	$52
Net charge-offs (recoveries)	$1	$2	$4	$(1)	$3	$7	$14

Client Assets Under Administration (in billions) (b) (c) (d)
Discretionary client assets under management	$138	$135	$135	$134	$132
Nondiscretionary client assets under administration	128	126	125	125	124

Total	$266	$261	$260	$259	$256

Discretionary client assets under management
Personal	$85	$84	$84	$85	$84
Institutional	53	51	51	49	48

Total	$138	$135	$135	$134	$132

Equity	$73	$72	$72	$72	$70
Fixed income	40	40	40	40	40
Liquidity/Other	25	23	23	22	22

Total	$138	$135	$135	$134	$132

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Excludes brokerage account client assets.
(d)	As a result of certain investment advisory services performed by one of our registered investment advisors, certain assets are reported as both discretionary client assets under management and nondiscretionary client assets under administration. The amount of such assets was approximately $9 billion, $9 billion, $7 billion, $6 billion, and $6 billion as of September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 23: Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Income Statement
Net interest income	$28	$28	$25	$30	$31	$81	$91
Noninterest income	163	182	105	125	135	450	488

Total revenue	191	210	130	155	166	531	579
Provision for credit losses (benefit)	—	1	(1)	—	2	—	2
Noninterest expense	170	136	152	181	171	458	510

Pretax earnings (loss)	21	73	(21)	(26)	(7)	73	67
Income taxes (benefit)	8	27	(8)	(9)	(3)	27	24

Earnings (loss)	$13	$46	$(13)	$(17)	$(4)	$46	$43

Average Balance Sheet
Loans held for sale	$1,046	$843	$800	$949	$1,225	$897	$1,160
Loans	$946	$962	$1,028	$1,037	$1,080	$979	$1,175
Mortgage servicing rights (MSR)	$842	$903	$995	$1,063	$1,108	$913	$967
Total assets	$6,160	$5,768	$6,306	$6,477	$6,513	$6,078	$6,962

Total deposits	$2,947	$2,777	$2,330	$2,469	$2,529	$2,685	$2,415

Performance Ratios
Return on average assets	.84%	3.20%	(.84)%	(1.04)%	(.24)%	1.01%	.83%
Noninterest income to total revenue	85%	87%	81%	81%	81%	85%	84%
Efficiency	89%	65%	117%	117%	103%	86%	88%

Supplemental Noninterest Income Information
Loan servicing revenue
Servicing fees	$53	$56	$62	$58	$49	$171	$143
Mortgage servicing rights valuation, net of economic hedge (b)	$7	$30	$(21)	$1	$12	$16	$70
Loan sales revenue	$103	$95	$64	$64	$75	$262	$278

Residential Mortgage Servicing Portfolio (in billions) (c)
Serviced portfolio balance (d)	$126	$126	$125	$123	$122
Portfolio acquisitions	$5	$6	$5	$5	$10	$16	$24
MSR asset value (d)	$.8	$.8	$.9	$1.1	$1.0
MSR capitalization value (in basis points) (d)	65	61	69	86	79

Other Information
Loan origination volume (in billions)	$3.1	$2.6	$1.9	$2.3	$2.7	$7.6	$8.2
Loan sale margin percentage	3.33%	3.42%	3.21%	2.91%	2.80%	3.33%	3.43%
Percentage of originations represented by:
Purchase volume (e)	41%	48%	40%	45%	55%	43%	46%
Refinance volume	59%	52%	60%	55%	45%	57%	54%
Nonperforming assets (d)	$57	$65	$75	$81	$88

(a)	See note (a) on page 14.
(b)	Consolidated PNC amounts, which include asset and liability management activities reported in the “Other, including Blackrock” business segment, were $30 million, $35 million, ($8) million, $6 million and $15 million for the quarters ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively, and $57 million and $83 million for the nine months ended September 30, 2016 and 2015, respectively.
(c)	Represents loans serviced for third parties.
(d)	As of period end.
(e)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Table 24: Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2016	June 30 2016	March 31 2016	December 31 2015	September 30 2015	September 30 2016	September 30 2015
Income Statement
Net interest income	$72	$73	$75	$90	$90	$220	$302
Noninterest income	8	5	22	19	16	35	34

Total revenue	80	78	97	109	106	255	336
Provision for credit losses (benefit)	(22)	13	(7)	(53)	(25)	(16)	(61)
Noninterest expense	16	20	21	10	23	57	73

Pretax earnings	86	45	83	152	108	214	324
Income taxes	32	16	31	56	40	79	119

Earnings	$54	$29	$52	$96	$68	$135	$205

Average Balance Sheet
Loans
Commercial lending	$698	$701	$708	$722	$734	$702	$742
Consumer lending
Home equity	1,884	2,018	2,144	2,523	2,706	2,015	2,859
Residential real estate	2,999	3,132	3,245	3,565	3,741	3,125	3,981

Total consumer lending	4,883	5,150	5,389	6,088	6,447	5,140	6,840

Total loans	5,581	5,851	6,097	6,810	7,181	5,842	7,582
Other assets (b)	(279)	(312)	(281)	(623)	(721)	(262)	(702)

Total assets	$5,302	$5,539	$5,816	$6,187	$6,460	$5,580	$6,880

Performance Ratios
Return on average assets	4.04%	2.10%	3.63%	6.16%	4.18%	3.23%	3.98%
Noninterest income to total revenue	10%	6%	23%	17%	15%	14%	10%
Efficiency	20%	26%	22%	9%	22%	22%	22%

Other Information
Nonperforming assets (c)	$433	$460	$499	$529	$571
Purchased impaired loans (c) (d)	$2,512	$2,628	$2,737	$2,839	$3,411
Net charge-offs (recoveries)	$(6)	$(2)	$8	$4	$(1)	$—	$(8)
Loans (c)
Commercial lending	$693	$696	$703	$713	$731
Consumer lending
Home equity	1,826	1,952	2,088	2,203	2,586
Residential real estate	2,933	3,062	3,190	3,300	3,625

Total consumer lending	4,759	5,014	5,278	5,503	6,211

Total loans	$5,452	$5,710	$5,981	$6,216	$6,942

(a)	See note (a) on page 14.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments for a single purchased impaired loan not included within a pool of loans from customers that exceeded the recorded investment of that loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Credit valuation adjustment (CVA) – Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Criticized commercial loans – Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

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Pretax earnings - Income before income taxes and noncontrolling interests.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for a single purchased impaired loan not included within a pool of loans includes any cash recoveries on that loan received in excess of the recorded investment.

Purchased impaired loans - Acquired loans (or pools of loans) determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans (or pools of loans) are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transitional Basel III common equity – Common equity calculated under Basel III using phased in definitions and deductions applicable to PNC during the applicable presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

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Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.